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                                                                    EXHIBIT 10.8

                                                [FORM FOR NON-EMPLOYEE TRUSTEES]

                             RAIT INVESTMENT TRUST
                               PHANTOM SHARE PLAN

                                GRANT AGREEMENT

      THIS GRANT AGREEMENT is made and entered into as of the ____ day of ____________, 200__ (the "Date of Grant"), by and between RAIT Investment Trust, a Maryland real estate investment trust, ("RAIT") and ______________, a non-employee member of RAIT's Board of Trustees, (the "Trustee").

                                  RECITALS:

      WHEREAS, RAIT has established the RAIT Investment Trust Phantom Share Plan (the "Plan") for the benefit of its and its subsidiaries and affiliates employees and the non-employee members of RAIT's Board of Trustees;

      WHEREAS, the Committee has designated the Trustee as a Participant in the Plan and determined to grant the Trustee an award under the Plan; and

      WHEREAS, the Trustee must designate a Beneficiary to receive any benefits due to the Trustee under the Plan subsequent to the Trustee's death.

      NOW, THEREFORE, in consideration of the mutual covenants contained in the Plan, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Designated Participant and Award of Rights. The Trustee is designated as a Participant in the Plan under the terms of Article IV of the Plan, effective ___________ ___, 200__. The Trustee's award is for _____ Phantom Shares, which shall be credited to the Trustee's Account as of the date hereof. The Phantom Shares shall become vested according to Paragraph 2 below.

2. Vesting. The Trustee's interest in the Phantom Shares covered by this Agreement shall be fully vested on the Date of Grant.

3. Redemption. Upon the Trustee's Separation from Service for any reason, including on account of the Trustee's disability or death, RAIT shall redeem all of the Phantom Shares then credited to the Trustee's Account based on the Phantom Share Value of such Shares as of the date of the Trustee's Separation from Service. Any such redemption shall be paid within the 45-day period following the Trustee's Separation from Service in a lump sum in cash. Notwithstanding the immediately preceding sentence, if after the Date of Grant RAIT's shareholders authorize the issuance of Shares under the Plan, the Committee may provide, in its sole discretion, that after the Trustee's Separation from Service the Phantom Shares credited to the Trustee's Account will be

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converted to an equivalent number of Shares and the Trustee will receive a distribution of Shares in lieu of cash.

4. Dividends. If any dividends are declared with respect to the Shares after the Date of Grant, a cash payment will be paid to the Trustee by RAIT equal to the amount of the dividend that would have been distributed if the Phantom Shares credited to the Trustee's Account at the time of the declaration of the dividend were Shares. Such cash payment will be paid to the Trustee at the same time dividends are paid to RAIT's shareholders.

5. Beneficiary.

      (a) Pursuant to Section 2.02 of the Plan, I hereby designate as my primary Beneficiary(ies):

           Please Print

           A. Name: ______________________________________

              Relationship: ______________________________

              Address: ___________________________________

              Social Security Number: ____________________

              Percentage of total benefit paid to this person: ___________

           B. Name: ______________________________________

              Relationship:_______________________________

              Address: ___________________________________

              Social Security Number: ____________________

              Percentage of total benefit paid to this person: ___________

[Note: If more than two are to be designated, please attach a separate sheet.]

If I have named more than one primary Beneficiary, and if at least one, but fewer than all, of those primary Beneficiaries survives me, I direct that the death benefit be divided among my surviving primary Beneficiaries in the percentages indicated. If the percentages do not add up to 100%, the benefit payable shall be allocated by the ratio of the percentages.

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      (b) In the event none of the aforementioned primary Beneficiary(ies)
survive me, I designate the following individual(s) as Contingent Beneficiary (or Beneficiaries) to receive any benefits payable upon my death:

      Please Print

      A.    Name: ________________________________________

            Relationship: ________________________________

            Address: _____________________________________

            Social Security Number: ______________________

            Percentage of total benefit paid to this person: _____________

      B.    Name: ________________________________________

            Relationship: ________________________________

            Address: _____________________________________

            Social Security Number: ______________________

            Percentage of total benefit paid to this person: _____________

[Note: If more than two are to be designated, please attach a separate sheet.]

If I have named more than one Contingent Beneficiary, and if at least one, but fewer than all, of those Contingent Beneficiaries survives me, I direct that the death benefit be divided among my surviving Contingent Beneficiaries in the percentages indicated. If the percentages do not add up to 100%, the benefit payable shall be allocated by the ratio of the percentages.

6. Acknowledgment by Trustee. By executing this document, the Trustee hereby acknowledges that with respect to any right to payment from the Plan, the Trustee is and shall be an unsecured general creditor of RAIT without any preference as against other unsecured general creditors of RAIT, and the Trustee hereby covenants for himself, and anyone at any time claiming through or under the Trustee not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Trustee also hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms of the Plan and this Agreement. The Trustee further agrees to be bound by the determinations and decisions of the Committee with respect to the Plan and the Trustee's rights to benefits under the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Trustee, his Beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Trustee.

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7. Terms and Conditions. This award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. All capitalized terms herein shall have the meaning specified in Article II of the Plan, unless otherwise defined in this Agreement.

8. Transferability. No Phantom Shares awarded to the Trustee under this Agreement may be transferred, assigned, pledged, encumbered or exercised by the Trustee and a Phantom Share may be redeemed during the lifetime of the Trustee only by the Trustee. Any attempt to transfer, assign, pledge, encumber or exercise the Phantom Shares by the Trustee shall be null, void and without effect.

9. No Rights as Shareholder. The Trustee shall not have any rights as a shareholder of RAIT, including the right to any cash dividends (except as provided in Section 4), or the right to vote, with respect to any Phantom Shares.

10. No Rights to Continued Service. This award shall not confer upon the Trustee any right to be retained in the service of RAIT and shall not interfere in any way with the right of RAIT to terminate the Trustee's service at any time.

11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the Date of Grant.

                                                RAIT INVESTMENT TRUST

                                                By: ______________________

I hereby accept the Phantom Shares described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

                                                Trustee: _________________

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